UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure

On May 18, 2017, Southwestern Energy Company and certain of its subsidiaries (collectively, the “Company”) entered into an agreement to settle class action litigation filed on behalf of lessors under leases of oil and gas in Arkansas regarding the amount of deductions a Company subsidiary has made for gathering, treatment and other costs in calculating royalty payments to the lessors. The agreement was reached in connection with the case pending in the Circuit Court of Conway County, Arkansas (the “Arkansas Court”) under the caption Snow et al. v. SEECO, Inc., No. CV-2010-126.

Under the terms of the settlement agreement, the Company will pay $30 million upon final court approval of the settlement. The Company’s production subsidiary also agrees, for a period of 20 years, to calculate deductions for gathering costs incurred with an affiliate at no more than the rate charged by the affiliate minus 4.3 cents per thousand cubic feet of gas. The Company and its affiliates will be released from claims relating to all past royalty calculations for affected leases, including deductions for gathering, treatment and other costs, such as gathering charges incurred with an affiliate. The settlement also validates future deductions calculated in accordance with the terms of the settlement. The class for the settlement includes substantially all persons having leases with the Company in Arkansas that permit deductions for various costs. The agreement contains no admission of wrongdoing, which the Company continues to deny.

The proposed settlement has received preliminary approval from the Arkansas Court and is subject to its final approval. The hearing for final approval is scheduled for June 28, 2017. In addition, the Company has the right to terminate the settlement agreement if more than a specified portion of class members elect to opt out of the settlement or if certain other events occur.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: May 19, 2017	By:	/s/ John C. Ale
	Name:	John C. Ale
	Title:	Senior Vice President, General Counsel and Secretary